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                                                                    EXHIBIT 4.1

                             AMENDMENT NO. 2 TO THE
                       HEALTH SYSTEMS DESIGN CORPORATION
                       1996 OMNIBUS EQUITY INCENTIVE PLAN


          HEALTH SYSTEMS DESIGN CORPORATION, having adopted the Health Systems Design Corporation 1996 Omnibus Equity Incentive Plan, as amended by Amendment No. 1 effective February 24, 1997 (the "Plan"), hereby amends the Plan, effective as of February 9, 1998, by deleting the numeral 900,000 from the first sentence of Section 4.1 and substituting the numeral 1,400,000 therefor.

          IN WITNESS WHEREOF, Health Systems Design Corporation, by its duly authorized officer, has executed this Amendment No. 2 on the date indicated below.

                                      HEALTH SYSTEMS DESIGN CORPORATION


Dated:   March 17, 1998               By  /S/ Russell J. Harrison
         --------------                 ------------------------------------
                                        Title: President and Chief
                                               Executive Officer